Exhibit 31.3

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Christopher Usher, hereby certify that:

1.	I have reviewed this report on Form 10-K of ION Geophysical Corporation.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Christopher Usher
Christopher Usher
President and Chief Executive Officer (Principal Executive Officer)